UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CSOP ETF Trust

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(Exact name of registrant as specified in its charter)

Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (IRS Employer Identification No.)
2801-2803, Two Exchange Square, 8 Connaught Place, Central Hong Kong --------------------------------------------- (Address of principal executive offices)	None ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
CSOP FTSE China A50 ETF	NYSE Arca, Inc.	47-3302844

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-198810

Securities to be registered pursuant to Section 12(g) of the Act: None.

S-1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

Reference is made to Pre-Effective Amendment No. 3 to CSOP ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001144204-15-012922 on February 27, 2015, which is incorporated herein by reference (the “Registration Statement”). Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

A.	Agreement and Declaration of Trust of the Registrant is incorporated herein by reference to Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR Accession No. 0001144204-15-012922 on February 27, 2015.

B.	Registrant’s Amended and Restated By-Laws are incorporated herein by reference to Exhibit (b) to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the City of Hong Kong on the 5th of March, 2015, thereto duly authorized.

Date: March 5, 2015	CSOP ETF Trust By: /s/ Michelle Wong Name: Michelle Wong Title: Secretary